UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 29, 2009

POLO RALPH LAUREN CORPORATION
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation)
001-13057	13-2622036
(Commission File Number)	(I.R.S. Employer Identification No.)

650 MADISON AVENUE NEW YORK, NEW YORK	10022
(Address of principal executive offices)	(Zip Code)

(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 29, 2009, Polo Ralph Lauren Corporation (the “Corporation”) entered into an amendment (the “Amendment”) with Ralph Lauren, the Corporation’s Chairman and Chief Executive Officer, to amend the Amended and Restated Employment Agreement, dated as of March 30, 2008, between the Corporation and Mr. Lauren. Among other things, under the Amendment Mr. Lauren will receive on an annual basis 75,000 restricted performance share units, rather than time-based restricted share units, commencing in the Corporation’s current fiscal year. Each grant of restricted performance share units to Mr. Lauren will vest at the end of a three year performance period, subject to the Company achieving its applicable performance goals. Under the Amendment, the Compensation Committee has the authority, in its good faith discretion, to reduce the number of restricted performance share units and/or stock options to be granted to Mr. Lauren under his employment agreement.

The above description is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION
10.1	Amendment No. 1 dated June 29, 2009 to the Amended and Restated Employment Agreement between the Corporation and Ralph Lauren.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLO RALPH LAUREN CORPORATION

Date:	July 1, 2009	By:	/s/ Tracey T. Travis
			Name:	Tracey T. Travis
			Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Amendment No. 1 dated June 29, 2009 to the Amended and Restated Employment Agreement between the Corporation and Ralph Lauren.